Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com July 25, 2024

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Endo, Inc.

1400 Atwater Drive

Malvern, PA 19355

RE: Endo, Inc.

   Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Endo, Inc., a Delaware corporation (the “Company”), in connection with the registration of 31,130,096 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, for resale from time to time by the Registered Stockholders named in the Registration Statement (as defined below) (the “Registered Stockholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 of the Company relating to the Shares filed on July 12, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated July 25, 2024 (the “Prospectus”), which forms a part of and is included in the Registration Statement;

Endo, Inc.

July 25, 2024

(c) an executed copy of a certificate of Matthew J. Maletta, Executive Vice President, Chief Legal Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d) a copy of the Company’s Amended and Restated Certificate of Incorporation, in effect as of April 23, 2024 (the “Share Issuance Date”), as certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(e) a copy of the Company’s Amended and Restated Bylaws, in effect as of the Share Issuance Date, as certified pursuant to the Secretary’s Certificate (the “Bylaws”); and

(f) copies of certain resolutions of the Board of Directors of the Company, adopted on or prior to the Share Issuance Date, relating to the initial issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Registered Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Registered Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the applicable board resolutions and definitive documentation for each initial issuance of the Shares on or prior to each applicable Share Issuance Date and (ii) the issuance of the Shares has been registered in the Company’s share registry. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Registered Stockholders and others and of public officials. In addition, we have assumed that the issuance of the Shares did not violate or conflict with any agreement or instrument binding on the Company except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement.

In rendering the opinion stated herein, we have also assumed that an appropriate account statement evidencing Shares credited to a recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Endo, Inc.

July 25, 2024

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and the Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ